UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2025

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12915 Old Virginia Road Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On July 20, 2025, Dragonfly Energy Holdings Corp. (the “Company”) entered into a Settlement and Release Agreement (the “Agreement”) with the holder (the “Investor”) of the outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which shares are convertible into shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company. Pursuant to the terms of the Agreement, the Company will issue and deliver 2,100,000 shares of Common Stock (the “Shares”) to the Investor and the Investor will surrender to the Company all of the outstanding shares of Series A Preferred Stock. In addition, under the Agreement, upon the issuance of the Shares, the Company’s obligations under the Securities Purchase Agreement, the Certificate of Designation governing the Series A Preferred Stock and the other agreements entered into in connection with the offering of the Series A Preferred Stock shall be satisfied in full and the Securities Purchase Agreement and the other agreements shall be deemed terminated and any remaining shares of Series A Preferred Stock that are outstanding or deemed to be outstanding shall be deemed cancelled and no longer outstanding and the Company shall have no further obligation to issue any shares of Common Stock or Series A Preferred Stock to the Investor under such agreements or otherwise. Under the Agreement, each party also provided a full release to the other party.

The Shares are being sold and issued without registration in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on similar exemptions under applicable state laws.

The Agreement contains customary representations, warranties and agreements by the Company. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 with respect to the issuance of the Shares is hereby incorporated by reference into this Item 3.02. The Shares are being sold and issued without registration under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, and in reliance on similar exemptions under applicable state laws.

Item 7.01. Regulation FD Disclosure.

On July 21, 2025, the Company issued a press release announcing, among other things, the entry into the transactions described herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such information or Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description

10.1	Form of Settlement and Mutual Release Agreement, dated July 20, 2025, by and between the Company and the investor party thereto.
99.1	Press Release dated July 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: July 21, 2025	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President